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                                                             EXHIBIT 3.67.2


                           ARTICLES OF AMENDMENT NO. 1
                       OF THE ARTICLES OF INCORPORATION OF
                    PAXSON COMMUNICATIONS OF HAWAII-66, INC.

Pursuant to Section 607.1002 and 607.1006 of the Florida Business Corporation Act, the Articles of Incorporation of Paxson Communications of Hawaii-66, Inc. (the "Corporation"), are hereby amended according to these Articles of
Amendment:

FIRST: The name of the Corporation is Paxson Communications of Hawaii-66, Inc.

SECOND: Article I of the Articles of Incorporation is amended in its entirety to read as follows:

                  "The name of the Corporation is Paxson Communications of Honolulu-66, Inc."

THIRD: The foregoing amendment was adopted by written consent of the sole shareholder of the Corporation, in accordance with Sections 607.1003(6) and 607.0704 of the Florida Statutes, on August 27, 1998, constituting a sufficient number of votes to approve the amendment.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this instrument this 27th day of August, 1998.

                                          By:
                                             -----------------------------------
                                             William L. Watson, Vice President